                         CVD EQUIPMENT CORPORATION


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD AUGUST 27,1999



I am pleased to invite you to attend the 1999 Annual Meeting of shareholders of CVD Equipment Corporation which will be held at 10:00AM, Eastern Daylight Savings Time, on Friday, August 27, 1999 at CVD Equipment Corporation headquarters at 1881 Lakeland Avenue, Ronkonkoma, NY 11779 for the following purposes:

1. To elect four directors for a term of one (1) year.

2. To approve Albrecht, Viggiano, Zurek & Co. as the independent public accountant and auditor.

3. To transact such other business as may properly come before the meeting.

We hope that you will participate in the annual meeting either by attending and voting in person or by voting by proxy as promptly as possible.

Only shareholders of record at the close of business on July 2, 1999 will be entitled to vote at the meeting and at all adjournments thereof.

Please sign, date and return your proxy promptly in the envelope provided.
No postage is necessary if mailed within the United States. Giving your proxy will not affect your right to vote in person if you attend the meeting.

					By Order of the Board of Directors



					Sharon Canese
					Corporate Secretary

CVD EQUIPMENT CORPORATION
1881 Lakeland Avenue
Ronkonkoma, New York 11779


PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

To be held August 27, 1999

Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CVD Equipment Corporation (the "Company") for the annual meeting of shareholders to be held at the CVD Equipment Corporation Headquarters, 1881 Lakeland Avenue, Ronkonkoma,
NY 11779 at 10:00 AM, Eastern Daylight Savings Time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies will be voted at the meeting, but a proxy may be revoked at any time prior to its exercise by written notice filed with the Secretary of the Company or the acting secretary of the meeting or by oral notice to the presiding officer during the meeting.

In addition to use of the mails, proxies may be solicited in person or by telephone or telegram by directors, officers and regular employees of the Company. All expenses of soliciting proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, banks, and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. The Company may also request other holders of record to forward copies to the beneficial owners, and reimburse them for reasonable forwarding expenses.

Voting Securities

Holders of Record of CVD Equipment Corporation Common Stock at the close of business on July 2, 1999, the record date fixed by the Board of Directors, are entitled to vote at the meeting. On March 31, 1999, the Company had outstanding 2,918,750 shares of Common Stock. Each holder of Common Stock is entitled to one vote in person or by proxy for each such share of Common Stock registered in his name on the above date. A number of the outstanding shares entitling the holders thereof to a majority of the votes of all the shares of the outstanding stock of the Company constitute a quorum.

Voting

(a) Election of Directors - Directors shall be elected by a plurality of the votes cast at the Annual Shareholders Meeting by the holders of shares entitled to vote in the election.

(b) Approval of Albrecht, Viggiano, Zurek & Co. as independent public accountant and auditor.

(c) All other matters voted upon at the Annual Shareholders Meeting shall be authorized by a majority of the votes cast at the Annual Shareholders Meeting by the holders of shares entitled to vote thereon.

Principal Stockholders

The following table sets forth as of March 31, 1999 information concerning the beneficial ownership of the voting stock of the Company by (i) each person who is known by the Company to beneficially own more than 5% of such securities, (ii) each director or nominee who owns any shares of the Common Stock, (iii) all directors and officers as a group:

                                      Amount and           Percentage
Title                                 Nature of            of Class
 Of        Name and Address of        Beneficial           Outstanding
Class      Beneficial Owner           Ownership (1)        as of 3/31/98
Common	   Leonard A. Rosenbaum       1,270,450              43.5%
Stock      1881 Lakeland Avenue
           Ronkonkoma, NY 11779

Common     Martin J. Teitelbaum           2,000 (2)            *
Stock      329 Middle Country Road
           Smithtown, NY 11787

Common     Alan H. Temple, Jr.          172,000 (3)           5.9%
Stock      10 Harrison Circle
           Pittsford, NY 14534

Common     Albert Metzler                57,400 (4)           2.0%
Stock      85 Shellbank Place
           Rockville Centre, NY 11570

           All Directors and          1,501,850              51.5%
           Officers as a group
           (four persons)

* Less than .1%

(1) Except as noted, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.
(2) Shares are held by Mr. Teitelbaum's wife and beneficial ownership thereof is disclaimed by Mr. Teitelbaum.
(3) Includes an aggregate of 13,000 shares held by Mr. Temple's wife, as to which he disclaims beneficial interest.
(4) Includes an aggregate of 9,900 shares held by Mr. Metzler in custody for his minor children as to which he disclaims beneficial interest.

Election of Directors

At the meeting, four directors are to be elected to hold office until their successors shall be elected and qualified. Unless other wise directed, the shares of voting securities represented by proxies in the enclosed form will be voted by the named proxies for the election of the nominees indicated below.

Should any nominee be unable to accept the office of director, it is intended that the persons named in the proxy will vote for the election of such other person for the office of director, in the place of such nominee, as management may recommend. Management is not aware that any nominee, if elected, will be unwilling to serve.

The following table sets forth certain information regarding the nominees.

Name of Director                Age               Director Since
Leonard A. Rosenbaum             53                    1982

Alan H. Temple, Jr.              65                    1986

Martin J. Teitelbaum             49                    1985

Albert G. Metzler                51                    1993

Principal Occupation for the Past Five Years

Leonard A. Rosenbaum founded the Company in October, 1982 and has been President and Chief Executive Officer and a director since that date. Mr.
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Rosenbaum has over thirty (30) years of expertise in the research, design, and manufacturing of semiconductor  processing equipment.

Alan H. Temple, Jr. has, since 1977, been President of Harrison Homes, Inc., Pittsford, New York, a building and consulting firm.

Martin J. Teitelbaum is the principal attorney for the Law Offices of Martin J. Teitelbaum. Mr.Teitelbaum became a director of the Company in 1985. He is currently serving as the Assistant Secretary, and he has previously served as the Corporate Secretary. Mr. Teitelbaum serves as General Counsel to CVD Equipment Corporation.

Albert G. Metzler was Sales Manager of R. S. Crum & Co., a distributor of valves and valve fittings from 1972 through 1998. Mr. Metzler was formerly a director from 9/28/83 to 5/29/86. Currently, Mr. Metzler is an employee of CVD Equipment Corporation since January 1999.

See "Principal Shareholders" for information concerning beneficial ownership of the Company's voting securities by such persons.

The Board of Directors met five times during 1998. Al Metzler was present for four (4) of the five (5) meetings. The remaining directors attended all of the meetings.

The Company has no audit or nominating committees of the Board of Directors. For the year 1998, the Board of Directors appointed Leonard A. Rosenbaum to administrate the Stock Option Plan of 1989.

Remuneration

The following table sets forth certain information as to each of the Company's most highly compensated executive officers whose cash compensation exceeded $100,000.

Name of Individual
Or Number                             Annual             Stock Options
Persons in Group         Year      Compensation             Granted
Leonard A. Rosenbaum     1998        $163,742                 -0-
  President and Chief    1997        $211,342                 -0-
  Executive Officer      1996        $139,126               30,000*

*The stock options granted in 1996: vest 100% on April 1, 1999, have an exercise price of $.125, expire 10 years from the date of grant and represent 36% of the number of options granted that year.

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The Company owns life insurance on the life of Leonard A. Rosenbaum in the amount of $2,000,000.  The Company is the sole beneficiary of said policy.

In June 1989, the shareholders approved a non-qualified stock option plan covering key employees, officers and directors. Options are awarded by the Board of Directors or by a committee appointed by the Board.

Under the plan an aggregate of 700,000 shares of Common Stock, $.01 par value of the Company are reserved for issuance or transfer upon the exercise of options which are granted. Unless otherwise provided in the Option Agreement, an option granted under the plan shall become exercisable in 25% installments commencing one year from the anniversary date of the grant.
The purchase price of the Common Stock under each option shall be the average bid price per share, calculated on a monthly basis, that the Common Stock (as reported by NASDAQ) traded during the calendar year immediately preceding the year in which the option is granted. The stock options generally expire five years after the date of grant.

The 1989 Stock Option Plan has been extended by the Board of Directors. The plan has been extended for a period of five (5) years and will expire on June 30, 2004. In addition, in lieu of the lowest average price during the preceding year, the plan has been amended to reflect the I.R.S. code section 162(M), the exercise price of the option will be set at the time of granting the option, and will not be lower than the closing price of the stock on the day of the granting of the option.

In 1996 84,000 options were granted which do not vest until April 1, 1999 at which time they vest 100%. In 1998, 140,000 options were granted to employees other than executive officers or directors. The options vest at 25% per year starting on April 1, 1999. To date no options have been exercised under this plan.

Other than the non-qualified 1989 Stock Option Plan, the Company has no pension or profit sharing plan or other contingent forms of remuneration.


Certain Relationships and Related Transactions


During 1998, the Company incurred approximately $20,000. in legal fees to Martin J. Teitelbaum. Mr. Teitelbaum, a director of the Company, is the principal attorney for the law offices of Martin J. Teitelbaum.

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Auditors

Albrecht, Viggiano, Zureck & Co. has been selected as the Company's independent public accountants. It is expected that a representative of Albrecht, Viggiano, Zureck & Co. will be present at the meeting.

Other Matters

Management is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, or any adjournments thereof, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgement.




        Sharon Canese
        Corporate Secretary



        CVD Equipment Corporation
        Ronkonkoma, New York 11779




YOUR COOPERATION IN SIGNING AND RETURNING
YOUR PROXY WILL BE GREATLY APPRECIATED